UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2004

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

(i) On December 21, 2004, the registrant’s board of directors approved nonemployee director compensation arrangements effective January 1, 2005 as follows:

Annual Cash Retainer

$60,000 (plus $5,000 for Committee Chairs of the Corporate Governance, Human Resources, and Finance Committees and $10,000 for the Committee Chair of the Audit Committee.)

Equity Compensation (Pending Approval of a New Director Equity Compensation Plan by Shareholders at the Annual Meeting of Shareholders Scheduled to be Held April 19, 2005)

(a)	One time grant of 1,000 shares of common stock upon joining the Board of Directors.

(b)	Annual grant of stock options valued at $36,000 with the number of options to be based on dividing $36,000 by the then current fair market value of the common stock and multiplying the result by 0.35.

(c)	Annual grant of stock worth $54,000 with the number of shares to be issued to the director determined by dividing $54,000 by the then current fair market value of the common stock of the Corporation.

Benefits The following benefits for nonemployee directors, which have been in place for many years, shall continue to be provided to the nonemployee directors by the Corporation:

(a)	Basic Life Insurance with coverage equal to the annual cash retainer ($54,000) x 10% x (the lesser of 120 months or months of service) is provided without cost to the nonemployee directors with the directors being reimbursed for the income tax arising out the insurance benefit.

(b)	Nonemployee directors may elect to purchase additional life insurance at the beginning of a term of office. Coverage can be chosen at $500,000; $750,000; or $1,000,000 levels. Cost depends upon level of coverage, age, and insurability and is deducted from the director’s cash retainer.

(c)	Travel accident insurance is provided with coverage of $1 million is provided without cost to the directors.

(d)	At the beginning of a director’s term, the director may make an irrevocable election to relinquish all or a part of her or his annual retainer, in which case the Corporation may at its sole discretion then make an award of up to $1 million to a charitable organization upon the director’s death.

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(e)	The Corporation makes its products available to each nonemployee director without charge for evaluation purposes in the director’s home, and the director receives an income tax reimbursement payment to compensate for any additional tax obligation.

(f)	A director’s charitable contributions of up to $10,000 will be matched by the Whirlpool Foundation.

Compensation Deferral Nonemployee directors may defer cash and equity compensation under the Whirlpool Corporation Deferred Compensation Plan II for Non-Employee Directors.

(ii) Also on December 21, 2004, the registrant’s board of directors approved the adoption of the Whirlpool Corporation Deferred Compensation Plan II for Non-Employee Directors effective January 1, 2005. The purpose of the plan is to enable nonemployee directors to defer cash and non-cash compensation and shall be effective with respect to any compensation payable to an outside directors for services performed on or after January 1, 2005. The text of the plan is attached as Exhibit 10 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

Whirlpool Corporation Deferred Compensation Plan II for Non-Employee Directors.

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Exhibit Index

Exhibit No.	Description
10	Whirlpool Corporation Deferred Compensation Plan II for Non-Employee Directors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: December 22, 2004	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary

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